EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Information Architects Corporation;
(the "Company") on Form 10-QSB for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,
Michael L. Weinstein, Principal Executive Officer, Principal Accounting Officer,
and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.
section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of
2002, that to the best of my knowledge:

        (1) The Report fully complies with the requirements of section 13(a) or
            15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                /s/ Michael L. Weinstein
                                                --------------------------------
                                                    Michael L. Weinstein;
                                                    Principal Executive Officer
                                                    Principal Accounting Officer
                                                    Principal Financial Officer

August 21, 2003